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                                                                  EXHIBIT 10.24


                                                                  April 14, 1998


From: Coutts & Co.
      440 Strand
      London WC2R OQS

      Berliner Bank A.G. London Branch
      No. 1 Crown Court
      Cheapside
      London EC2V 6JP


To:   Overseas Filmgroup, Inc.
      8800 Sunset Boulevard
      Los Angeles, California 90069


Re: Restated and Amended Syndication Agreement dated as of October 31, 1996 (the "Syndication Agreement") among Coutts & Co. ("Coutts"), Berliner Bank A.G. London Branch ("Berliner") (Coutts and Berliner collectively referred to herein as the "Banks"), Overseas Filmgroup, Inc. and Entertainment/Media Acquisition Corporation (the "Company") as amended and extended.

Dear Sirs:

This letter (the "Amendment") constitutes an amendment to the Syndication Agreement on the terms set forth below. Capitalized terms used but not defined herein shall have the meaning set forth in the Syndication Agreement.

1. EXTENSION: Subject to the Company's continued compliance with the terms of the Syndication Agreement, the Company's compliance with the additional financial information requirements (the "Additional Financial Information Requirements") as provided in paragraph 4 below, the additional financial obligations (the "Additional Financial Obligations") as provided in paragraph 5 below, Ellen and Robert Little (the "Littles"), co-Chairmen and co-CEO's of the Company, providing a guarantee as more fully described in paragraph 7 below, and agreement of the Littles to defer payment under the Merger Note as more fully described in paragraph 8 below, we hereby agree that all references to 9th May (and such later dates as

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Overseas Filmgroup, Inc.
April 15, 1998
Page 2


provided by earlier amendment) in clauses 2.8 and 17 of the Syndication Agreement shall be deemed to be references to April 9, 1999.

2. BORROWING LIMITS: Effective as of April 9, 1998 subject to Robert Little and Ellen Little's execution of guarantees in a form acceptable to the Banks pursuant to paragraph 7 below, the borrowing limit under the Operating Facility shall be increased as and when needed to a maximum of US$7,234,000 ($50,000 of such amount being available to pay a fee to the Banks in exchange for their agreement to extend further borrowing under this Amendment); provided always that the increases and decreases shall be substantially in line with the projected cash flow schedule provided to Coutts during its most recent review of the Company for the period April 1998 through October 1999 (the "Cash Flow Schedule"). Further the Company acknowledges that under the Syndication Agreement, Coutts and Berliner have absolute discretion with respect to the approval of each new Film Facility. With effect from the date hereof, the Film Facilities are no longer a revolving credit line and sums repaid may not be reborrowed. We confirm that as at today's date the maximum amount available as Film Facilities is $17,863,716.

3. EXTENSION OF INDIVIDUAL FILM FACILITIES: With respect to the following Film Facilities, notwithstanding the maturity date set forth in each of the Film Facilities, Coutts and Berliner agree to waive such maturity dates and agree that the maturity date for each individual Film Facility named herein shall be the last day of the month reflected in the Cash Flow Schedule in which the individual Film Facility is projected to be fully repaid: (i) "INFINITY", (ii) "ONE GOOD TURN", (iii) "BODY OF A WOMAN", (iv) "THIS IS THE SEA", (v) "ROAD TO RUIN" a/k/a "DRIVE", (vi) "COUNTDOWN", (vii) "JOHNS",
(viii) "DESIGNATED MOURNER", (ix) "KEEP THE ASPIDISTRA FLYING", (x)
"A BROTHER'S KISS", (xi) "SLAVES TO THE UNDERGROUND", (xii) "LIFEBREATH",
(iix) "STAND-INS", (ix) "ALIVE AND KICKING", (x) "GOD MONEY", (xi) "FIRST TO GO" and (xii) "DIFFERENT FOR GIRLS". The maturity dates for those Film Facilities not projected to be fully repaid during the term of the Cash Flow Schedule shall be subject to review in October 1999.

4. ADDITIONAL FINANCIAL INFORMATION: Paragraph 10 of the Syndication Agreement shall be amended to include an obligation of the Company to provide the following financial information on a monthly basis: (i) Doubtful Debt Report, (ii) Receivable Due Date Report, (iii) New Sales Report, (iv) Sales Exception Report, (v) Actual vs. Budget Operating Expense Report, (vi) Existing Films Distribution Expense Variance Report, and (vii) the additional information required pursuant to the letter from Coutts dated 6 August 1997. The information to be included in such reports identified here shall be in accordance with discussions held during the last review conducted by Coutts, such discussions to be confirmed by Coutts and Berliner in writing as soon as practicable after execution hereof.

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Overseas Filmgroup, Inc.
April 15, 1998
Page 3


5. ADDITIONAL FINANCIAL OBLIGATIONS: Paragraph 11 of the Syndication Agreement shall be amended to include an obligation of the Company to seek written approval of Coutts, as agent, prior to entering into any new acquisitions or commitments, which approval shall specifically provide the amount the Company may expend in connection with such acquisition as well as the amount of distribution expenses and/or print and advertising costs expected to be incurred in connection with the distribution of such picture proposed to be acquired. Additionally, the Company hereby reaffirms and undertakes the following obligations:

     (a) The Company is reminded that clause 2.5 of the Restated and Amended Syndication Agreement states that "the purpose of the Operating Facility is to meet the Borrower's working capital requirements". This does not allow the Company to advance monies to producers on "any basis", including but not limited to enhancements, as the risk on the commerciality of the film should be borne by distributors. Any loan requests of this nature are to be made to the Banks for assessment; if agreed, such loans will have to be bonded and documented as usual.

     (b) The Company will not be permitted, except with the prior approval of the Banks, to supplement any letters of credit or advances drawn under the Project Line with drawings under the Operating Line.

     (c) The Company is not to acquire any more copyrights under the Operating Line, except with prior approval of the Banks which will in any event requires specific estimate cover.

6. FILM FACILITY CROSSING: The Company agrees that gross receipts collected on any film financed under a Film Facility after such Film Facility has been repaid (exclusive of all amounts payable to a third party rights owner or producer and receipts related to the motion pictures, "MRS. DALLOWAY" and "DIFFERENT FOR GIRLS"), shall be available to Coutts and Berliner for purposes of reducing other outstanding Film Facilities as determined by Coutts and Berliner in their sole discretion.

7. GUARANTEES OF ELLEN AND ROBERT LITTLE: The Littles, in their capacities as individuals and not as directors or officers of the Company, will give joint and several personal guarantees (the "Guarantees"), for the benefit of Coutts and Berliner, for all amounts in excess of $6,000,000 outstanding under the Operating Facility only, up to an aggregate guarantee amount of $618,000 (the "Guarantee Limit"), callable only as and when monies are payable in accordance with the terms of the Syndication Agreement. At such time as the amount outstanding under the Operating Facility has been permanently reduced to less than $6,000,000, in the Banks' sole opinion, the Guarantees shall be automatically released and extinguished. The Littles obligations under the Guarantees shall survive any enforcement by Coutts and Berliner of their security interests in the Company.

8. MERGER NOTE: The Littles agree that payments by the Company pursuant to the $2,000,000 note received by them in the October 1996 merger of Overseas Filmgroup, Inc. and Entertainment/Media Acquisition Corporation (the "Merger Note") shall continue to accrue, but payments shall be deferred, until the Operating Facility returns to the pre-existing limit of $5,000,000 which Coutts and Berliner, in their sole opinion, view as permanent and not before May 1999 except with the prior written approval of Coutts and Berliner. The Merger Note shall be extended for a period of time equal to the period payments are deferred pursuant to the foregoing, the deferred payments will continue to bear interest and such payment amounts shall be adjusted to compensate for additional interest accrued pursuant to the deferral of payments. The rights of Robert B. Little and Ellen Little under the Merger Note and related security agreement will not otherwise be affected.



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Overseas Filmgroup, Inc.
April 15, 1998
Page 4


9. CERTAIN WAIVERS: Notwithstanding paragraph 11.1.1 of the Syndication Agreement, Coutts and Berliner hereby acknowledge and waive the breach by the Company as of the date of this Amendment and/or prior thereto, of the Banks' requirement in Section 11.1.1 of the Syndication Agreement in relation to a minimum net worth (the "Net Worth Covenant") and provide further that such Net Worth Covenant shall be amended for the next twelve months to be $11,000,000 and thereafter shall be subject to further review. Additionally, Coutts and Berliner hereby acknowledge that certain unsecured liabilities incurred in the ordinary course of business as provided under paragraph
11.1.3.1 of the Syndication Agreement are more than forty-five days past due (and waive any non-compliance with paragraph 11.1.3.1 in connection therewith), that the Company expects to meet these liabilities in accordance with the Cash Flow Schedule and that they consent to such arrangements.

10. GOVERNING LAW AND JURISDICTION: This Amendment shall be governed by and construed in accordance with English law and the parties hereby submit to the non-exclusive jurisdiction of the English Courts and the state and federal courts located in Los Angeles, California.

This Amendment sets out, inter alia, the terms under which the Syndication Agreement is amended. Except as expressly provided herein, the Syndication Agreement, as hereby amended, shall remain in full force and effect. The parties hereto agree to use their best efforts to expeditiously effectuate any further documents and/or instruments reasonably requested or necessary to carry out the intention of the provisions hereof. This Amendment may be executed in any number of counterparts each of which, when executed, shall be deemed an original and all of which shall together constitute one and the same agreement. When signed by all the parties hereto, this Amendment shall be a binding agreement on the parties hereto.


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Overseas Filmgroup, Inc.
April 15, 1998
Page 5


Please sign and return the enclosed copies of this letter to indicate your agreement to the foregoing.


                                        Yours faithfully
                                        for and on behalf Coutts & Co.


                                        By: /s/ CHRIS COLLINS  /s/ RODNEY PAINE
                                           ------------------------------------
                                        Its:
                                             ----------------------------------


                                        for and on behalf of Berliner Bank A.G.


                                        By: /s/ STEVE ROBBINS
                                           ------------------------------------
                                        Its: Associate Director
                                             ----------------------------------


                                        By: /s/ DAVID BRAY
                                           ------------------------------------
                                        Its: Director
                                             ----------------------------------


ACCEPTED AND AGREED
AS OF THE DATE WRITTEN ABOVE:


Overseas Filmgroup, Inc.


By: /s/ WILLIAM F. LISCHAK
   --------------------------------
Its:  COO/CFO
    -------------------------------


ACCEPTED AND AGREED
AS OF THE DATE WRITTEN ABOVE:


Ellen Little (in her capacity as an individual)


 /s/ ELLEN DINERMAN LITTLE
------------------------------------------------

Robert Little (in his capacity as an individual)


 /s/ ROBERT B. LITTLE
------------------------------------------------